SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):                                                  July 24, 2014

MERIDIAN BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Ohio	0-14902	31-0888197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No. )
3471 River Hills Drive, Cincinnati, Ohio	45244
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code                                            (513) 271-3700

(Former name or former address, if changed since last report.)
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition.

On July 24, 2014, the Company issued a press release announcing its financial results for the fiscal quarter ended June 30, 2014.  A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 5.02    Departure of Directors or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2014, the Board of Directors of the Company elected Dwight E. ("Dee") Ellingwood, age 61, as a director.  As a loaned executive from Cincinnati Children's Hospital Medical Center ("CCHMC") since January 2014, Mr. Ellingwood is currently leading the Collective Impact on Health at the Health Collaborative in Cincinnati.   At CCHMC since 1997, Mr. Ellingwood previously served as Senior Vice President of Planning and Business Development and throughout this time, has served on a number non-profit boards and committees.

Prior to joining the staff of CCHMC, Mr. Ellingwood served as the Vice President of Network Development, Planning and Managed Care for Spohn Health System, a Catholic-based integrated health system in Corpus Christi, Texas.

There is no arrangement or understanding between Mr. Ellingwood and any other person pursuant to which Mr. Ellingwood was elected as a director of the Company. There are no transactions in which Mr. Ellingwood has an interest requiring disclosure under Item 404(a) of Regulation S-K.  Pursuant to its 2012 Stock Incentive Plan, on July 22, 2014 the Company granted Mr. Ellingwood options to purchase 8,500 shares of common stock.  The Board has not appointed Mr. Ellingwood to any committees at this time.
Item 9.01    Financial Statements and Exhibits.

(d)            Exhibits
          99.1                    Press Release dated July 24, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 28, 2014	MERIDIAN BIOSCIENCE, INC. By: /s/ Melissa A. Lueke Melissa A. Lueke Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)